UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2025

Circle Energy, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	000-56587	87-4125972
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer I.D. No.)
Incorporation or organization)

8211 E Regal Place

Tulsa, OK

74133

Phone: (918) 994-0693

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a- l2 under the Exchange Act (17 CFR 240. l4a- l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240. l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01 Entry into a Material Definitive Agreement

On May 5, 2025, Circle Energy, Inc. (the “Company”) entered into a Farmout Agreement and Conditional Lease Assignment (the “Farmout Agreement”) dated effective May 16, 2025, with Boa Vista, LLC, a New Mexico limited liability company (“Boa Vista”). Furthermore, in conjunction with the Farmout Agreement, on May 5, 2025, the Company and Boa Vista entered into a Joint Venture Agreement (the “JV Agreement”) (the Farmout Agreement and the JV Agreement, together, the “New Agreements”).

The Company had previously entered into a farmout agreement and conditional lease assignment and a joint venture agreement on or about May 16, 2022 (the “Previous Agreements”) with Aspen Energy Partners, LTD (“Aspen”). Recently Aspen transferred their ownership rights in the Previous Agreements to Boa Vista. As a result of that transfer, the Company and Boa Vista entered into the New Agreements. The New Agreements are on the same terms as the Previous Agreements. Consideration paid by the Company for the New Agreements consisted of $5,000.00 up front with a spudding payment of $30,000.00 due upon commencement of drilling the first well.

Under the terms of the Farmout Agreement the Company still has a 75% working interests, and 55.5% net revenue interest, in the C.W. Logsdon Lease, an 80-acre tract located in Andrews County, Texas. Boa Vista holds the remaining 25% working interest and a 18.5% net revenue interest. The Company is required to drill at least two wells, one on each 40-acre farmout tract, within three years or the rights under the lease to any undrilled tract or tracts will automatically revert to Boa Vista.

Under the terms of the JV Agreement, the Company and Boa Vista intend to mutually develop an area of mutual interest near the current lease. This area of mutual interest consists of approximately 880 acres including and adjoining the acquired acreage. If the parties are successful in acquiring the additional acreage, the parties would jointly own mineral rights in the same percentage of ownership as the current lease (75% the Company, 25% Boa Vista). The parties intend that the joint venture would use AAPL 610-19819 or AAPL 610-2015 or similar operating agreement to structure to joint venture. The liabilities of the parties would be severed and not joint, and each party would be responsible only for its share of the costs and liabilities incurred under the operating agreement.

Item 9.01 Financial Statements and Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Description
10.1	Farmout Agreement and Conditional Lease Assignment dated May 5, 2025
10.2	Joint Venture Agreement dated May 5, 2025 [confidential information has been redacted]

SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Circle Energy, Inc.

By /s/ William R. Broaddrick	May 14, 2025
William R. Broaddrick	Date
Its: Chief Financial Officer